Condensed Balance Sheets

	12/31/2012	12/31/2011

Cash	$26,216,668	$6,653,168
Other current assets	714,508	91,286
Non current assets	88,025	406,303

	$27,019,201	$7,150,757

Current liabilities	$1,098,307	$1,761,289
Warrant liabilities	2,852,880	2,157,408
Shareholders' equity	23,068,014	3,232,060

	$27,019,201	$7,150,757

Condensed Statement of Operations

	Year	Year
	ended	ended
	12/31/2012	12/31/2011

Revenue	$-	$-
Research and development	7,711,233	4,988,612
Stock based compensation	496,007	1,190,133
General and administrative	3,619,291	2,446,757

Loss before other expenses	(11,826,531)	(8,625,502)
Interest income	8,609	4,346
Financing expense	(397,294)	-
Change in fair value of warrant liabilities	(2,279,923)	2,901,253

Net loss	(14,495,139)	(5,719,903)
Deemed dividend on preferred stock	0	0

Net loss available to common stockholders	$(14,495,139)	$(5,719,903)